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                                                                      EXHIBIT 32

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                    (SUBSECTIONS (a) AND (b) OF SECTION 1350,
                   CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

         Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Penton Media, Inc. (the "Company"), hereby certifies, that the Company's quarterly report for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report") that to his knowledge:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.


Dated:  October 13, 2005                   /s/ David B. Nussbaum
                                           ---------------------------------
                                           David B. Nussbaum
                                           Chief Executive Officer


                                           /s/ Preston L. Vice
                                           ---------------------------------
                                           Preston L. Vice
                                           Chief Financial Officer